Exhibit 10.6

SCHEDULE A

Van Wert Federal Savings Bank

Endorsement Split-Dollar Life Insurance Plan

Participation Agreement

(Please Print or Type Information)

I, ________________________________________, hereby elect to participate in the Van Wert Federal Savings Bank Endorsement Split-Dollar Life Insurance Plan (the “Plan”) as of January 1, 2014.

By electing to participate, I acknowledge that:

1.	If I am employed by Van Wert Federal Savings Bank (the “Bank”) upon my death, my Beneficiary will be entitled to receive 50% of the net at risk amount, capped at $500,000, or (ii) the net at risk amount from the proceeds of the following life insurance policies (“Policy”) provided such Policy and the Plan are effective and in force on the date of my death:

Insurer ___________________________________________________ Contract No. ____________________________________________

Insurer ___________________________________________________ Contract No. ____________________________________________

The balance of the insurance proceeds will be paid to the Bank.

The net at risk amount is the total death benefit payable less the cash surrender value of the Policy as of the date of death.

2.	The annual cost of the term insurance protection will be included as taxable income each year on my W-2, in accordance with applicable tax law requirements.

3.	This Participation Agreement will not become effective unless and until a life insurance policy on my life is issued to the Bank.

4.	The Bank has the right, at any time prior to the occurrence of a Change in Control (as defined in the Policy), to surrender the Policy for its cash value, and I have no interest whatsoever in the cash value. If the Policy is surrendered, my participation in the Plan will terminate and no benefit will be payable to my Beneficiary.

5.	The Bank is the sole and absolute owner of the Policy and may exercise all ownership rights under the terms of the Policy, except as may be limited by the Plan.

6.	I may change my designated Beneficiary at any time and it will become effective when the change is filed with the Bank.

Claim Procedure: If you or your beneficiary does not receive your benefits when due, you may file a claim in writing to________________________________________________________________________________________________________________________

________________________________________. For a copy of the Claims Procedure, please contact the Human Resources Manager at Van Wert Federal Savings Bank.

Signature	Date

Accepted by Van Wert Federal Savings Bank

By:
Signature	Date

SCHEDULE B

Van Wert Federal Savings Bank

Endorsement Split-Dollar Life Insurance Plan

Beneficiary Designation

(Please Print or Type Information)

I hereby designate the following to receive amounts payable by reason of my death:

Information Concerning Primary Beneficiary

Street Address	Social Security Number*

City, State, Zip Code	Date of Birth*

*Will not be applicable for corporate trustee or in certain other cases.

Signature of Employee	Date

Print Name (employee)

Signature of spouse if required if you are married and are naming someone other than your spouse as Beneficiary.

Signature of Spouse	Date

SCHEDULE C

Van Wert Federal Savings Bank

Endorsement Split-Dollar Life Insurance Plan

Change in Control Definition

The term “Change in Control” shall mean an event of a nature that: (i) results in a Change in Control of the Bank within the meaning of the Home Owners’ Loan Act, as amended (“HOLA”), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) individuals who constitute the Bank’s board of directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders, if any, was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (a), considered as though he were a member of the Incumbent Board; or (b) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or similar transaction in which the Bank is not the surviving institution is completed. Notwithstanding anything in this paragraph to the contrary, a Change in Control shall not be deemed to have occurred in the event of a conversion of the Bank to stock form on a stand-alone basis or as a first or second-tier subsidiary of a mutual holding company or stock holding company, provided that a majority of the members of the mutual holding company’s or stock holding company’s board of directors immediately following the Change in Control is comprised of members of the Bank’s Incumbent Board.